Exhibit 99.1

Aterian Reaches Agreement with Lender to Pay Down Its Term Loan Debt

Company Makes Material Progress in Reducing Container Shipping Cost

New York, September 23, 2021 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) announced today that it has reached an agreement with its lender, High Trail, to pay down its outstanding secured term debt in an aggregate principal amount of $66.3 million plus accrued and unpaid interest, which amount will be paid in shares of the Company’s common stock in accordance with the terms of the notes evidencing such debt.

The remaining $25.0 million term loan debt will now mature in April 2023 and all financial covenants have been restructured.

“I am excited to share with our shareholders that Aterian has reached an agreement with its lender to satisfy the majority of its outstanding term debt and has made material progress in reducing its container shipping costs thanks to the support of various strategic shipping partners. These are two important steps that we expect to strengthen our balance sheet and cash flows going forward and allow Aterian to create a capital structure optimized for growth and profitability in 2022,” said Yaniv Sarig, Co-founder and CEO of Aterian. “Despite the remaining risk of unpredictable COVID related disruptions, we now see a clearer path to continuing our M&A strategy. We are more optimistic than ever that, on the other side of this global supply chain crisis, we will be well positioned to execute on the vision of building the leading consumer product platform.”

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding the expected issuance of shares to High Trail and the satisfaction of term debt in connection therewith; reducing container shipping costs and support from shipping partners; strengthening Aterian’s balance sheet and cash flows; Aterian’s capital structure and any potential optimization of growth and profitability; Aterian’s M&A strategy and Aterian’s vision of building the leading consumer product platform. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to; those related to the global shipping crisis, our ability to continue as a going concern, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital (including for PPE products) and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, including PPE; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies, our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699